Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum offering price	Amount of registration fee
Senior Debt Securities	$349,811,000	$38,164.38

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233543-07

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 30, 2019)

$350,000,000

Atlantic City Electric Company

First Mortgage Bonds, 2.300% Series due March 15, 2031

Atlantic City Electric Company is offering $350,000,000 First Mortgage Bonds, 2.300% Series due March 15, 2031 (the Bonds). The per annum interest rate on the Bonds will be 2.300%. The Bonds will mature on March 15, 2031.

Interest on the Bonds is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021.

We may redeem some or all of the Bonds at any time at the applicable redemption price described under the caption “Description First Mortgage Bonds—Redemption at Our Option.”

The Bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under our existing mortgage and deed of trust. There is no sinking fund for the Bonds.

Please see “Risk Factors” on page S-3 of this prospectus supplement for a discussion of factors you should consider in connection with a purchase of the Bonds.

	Per Bond	Total

Public Offering Price (1)	99.946%	$349,811,000
Underwriting Discount	0.650%	$2,275,000
Proceeds, before expenses, to Atlantic City Electric Company	99.296%	$347,536,000

(1)	Plus accrued interest from March 10, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Bonds are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company (“DTC”), including Clearstream Banking, société anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), against payment in New York, New York on or about March 10, 2021.

Joint Book-Running Managers

Mizuho Securities	Scotiabank
CIBC Capital Markets	PNC Capital Markets LLC

Senior Co-Managers

KeyBanc Capital Markets	Siebert Williams Shank

Co-Managers

Blaylock Van, LLC	Drexel Hamilton	Great Pacific Securities

The date of this prospectus supplement is March 3, 2021.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the Bonds, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any free-writing prospectus required to be filed with the Securities and Exchange Commission (SEC) that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Bonds in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus contain information about Atlantic City Electric Company (ACE) and about the Bonds. This prospectus supplement and the accompanying prospectus also refer to information contained in other documents that we file with the SEC. To the extent the information in this prospectus supplement is inconsistent with information in the prospectus, you should rely on this prospectus supplement.

ACE is a subsidiary of Exelon Corporation (Exelon). The accompanying prospectus also includes information about Exelon and its affiliates Exelon Generation Company, LLC (Generation), Commonwealth Edison Company (ComEd), PECO Energy Company (PECO), Baltimore Gas and Electric Company (BGE), Potomac Electric Power Company (Pepco), Delmarva Power & Light Company (DPL) and their securities, which does not apply to us or the Bonds. The Bonds are solely our obligations and not obligations of Exelon or of any of our affiliates.

Unless the context otherwise indicates, when we refer to “ACE”, “the Company,” “we,” “our” or “us” in this prospectus supplement, we mean Atlantic City Electric Company and, unless the context otherwise indicates, not any of our subsidiaries or affiliates.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed in this prospectus supplement and the accompanying prospectus; (b) those factors discussed in the following sections of ACE’s 2017 Annual Report on Form 10-K: ITEM 1A. Risk Factors, ITEM 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations and ITEM 8. Financial Statements and Supplementary Data: Note 19; and (c) other factors discussed herein and in other filings with the SEC by ACE, as applicable. You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

ATLANTIC CITY ELECTIC COMPANY

ACE is a subsidiary of Exelon, and is engaged principally in the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in portions of southern New Jersey. ACE’s electricity distribution facilities, and the rates for which it is paid for the delivery of electricity, are regulated by the New Jersey Board of Public Utilities. ACE is a public utility under the Federal Power Act subject to regulation by Federal Energy Regulatory Commission as to transmission rates and certain other aspects of ACE’s business. Specific operations of ACE are subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, ACE is also subject to North American Electric Reliability Corporation mandatory reliability standards.

ACE’s electric retail service territory has an area of approximately 2,800 square miles and an estimated population of 1.1 million. ACE delivers electricity to approximately 600,000 customers.

ACE was incorporated in the State of New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive, Newark, Delaware 19702, and its telephone number is (202) 872-2000.

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SUMMARY FINANCIAL INFORMATION

We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the summary information together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	Year Ended December 31,
	2020	2019	2018
	($ in millions)
Income Statement Data
Operating revenues	$1,245	$1,240	$1,236
Operating income	124	151	149
Net income (loss)	112	99	75
Cash Flow Data
Capital expenditures	(401)	(375)	(335)
Net cash flows provided by operating activities	199	261	228
Net cash flows used in investing activities	(395)	(376)	(334)
Net cash flows provided by financing activities	198	113	105

	As of December 31,
	2020	2019	2018
	($ in millions)
Balance Sheet Data
Property, plant and equipment, net	$3,475	$3,190	$2,966
Regulatory assets, including current portion	470	425	426
Total assets(a)	4,286	3,933	3,699
Long-term debt, including long-term debt due within one year	1,413	1,327	1,188
Total liabilities(a)	2,895	2,657	2,573
Total shareholder’s equity	1,391	1,276	1,126

(a)	ACE’s consolidated assets include $13 million, $17 million and $23 million at December 31, 2020, 2019 and 2018, respectively, of ACE’s consolidated variable interest entity (VIE) that can only be used to settle the liabilities of the VIE. ACE’s consolidated liabilities include $21 million, $41 million and $59 million at December 31, 2020, 2019 and 2018, respectively, of ACE’s consolidated VIE for which the VIE creditors do not have recourse to ACE.
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RISK FACTORS

Your investment in the Bonds will involve certain risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the Bonds. See “Where You Can Find More Information.”

There is no public market for the Bonds.

We can give no assurances concerning the liquidity of any market that may develop for the Bonds offered hereby, the ability of any investor to sell any of the Bonds, or the price at which investors would be able to sell them. If a market for the Bonds does not develop, investors may be unable to resell the Bonds for an extended period of time, if at all. If a market for the Bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of their Bonds. In addition, the trading price for the Bonds may fluctuate, depending upon prevailing interest rates, the market for similar publicly funded debt securities, our performance and other factors. Consequently, investors may not be able to liquidate their investments readily, and lenders may not readily accept the Bonds as collateral for loans.

USE OF PROCEEDS

We expect to receive the net proceeds from the sale of the Bonds of approximately $346,886,000 after deducting the underwriting discount and other estimated fees and expenses. The net proceeds from the sale of the Bonds will be used to refinance at maturity $200 million aggregate principal amount of our 4.35% first mortgage bonds due April 1, 2021, refinance short-term borrowings having an approximate weighted average interest rate of 0.15% per annum as of February 26, 2021 and for general corporate purposes. Pending such use, we may temporarily invest such proceeds in short-term interest-bearing obligations.

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CAPITALIZATION

The following table sets forth our short-term borrowings and consolidated capitalization as of December 31, 2020, and as adjusted to give effect to the issuance and sale of the Bonds and the use of the net proceeds from this offering as set forth under “Use of Proceeds” above. This table is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	As of December 31, 2020
	Actual	As Adjusted
	($ in millions)
Short-term borrowings	$187	$—
Long-term debt, including long term debt due within one year:
First mortgage bonds (1)	$1,387	$1,577
Transition bonds	21	21
Total shareholders’ equity	1,391	1,391
Total capitalization	$2,799	$2,989

(1)	Includes $200 million of our 4.35% first mortgage bonds due April 1, 2021 that will be refinanced at maturity using a portion of the proceeds of this offering. See “Use of Proceeds.”
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DESCRIPTION OF FIRST MORTGAGE BONDS

The following description of the particular terms of the offered Bonds is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. References in this description of the Bonds and our Mortgage and Deed of Trust (referred to herein as our Mortgage) to “we,” “our,” “us” or the “Company” are to Atlantic City Electric Company only and not its subsidiaries and references to “first mortgage bonds” means first mortgage bonds issued under the Mortgage, including the offered Bonds.

Securities Offered

The Bonds will be issued under our Mortgage and Deed of Trust, dated January 15, 1937, between the Company and The Bank of New York Mellon, as trustee (ultimate successor to the Irving Trust Company) referred to herein as the Mortgage as proposed to be further supplemented by a supplemental indenture relating to the Bonds. The Bonds will initially be limited in aggregate principal amount to $350,000,000. We may issue additional first mortgage bonds under our Mortgage with the same priority as the Bonds offered by this prospectus supplement, including first mortgage bonds having the same series designation and terms (except for the public offering price, the issue date and, in some cases, the first interest payment date) as the Bonds offered by this prospectus supplement, without the approval of the holders of the outstanding first mortgage bonds issued under and subject to the conditions set forth in, our Mortgage, including the Bonds offered by this prospectus supplement. The Bonds will be secured equally with all other first mortgage bonds outstanding or hereafter issued under our Mortgage. The Bonds will be issued in book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest

Interest on the Bonds will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021, until the principal is paid or made available for payment.

Interest on the Bonds will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Bonds will mature on March 15, 2031.

If an interest payment date falls on a day that is not a Business Day (as defined below), interest will be payable on the next succeeding Business Day, with the same force and effect as if made on such interest payment date (and without any interest or other payment in respect of such delay). Interest will be paid to the persons in whose names the bonds are registered at the close of business on each March 1 and September 1. However, interest payable at maturity will be paid to the person to whom the principal is paid. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and will accrue from the date of the initial issuance of the bonds or from the most recent interest payment date to which interest has been paid, as applicable.

Redemption at Our Option

At any time prior to December 15, 2030 (i.e., three months prior to the maturity date of the Bonds), we may, at our option, redeem the Bonds in whole or in part at a redemption price equal to the greater of:

•	100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date, or

•	as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds to be redeemed that would be due if such bonds matured on December 15, 2030, but for the redemption (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate plus 15 basis points, plus accrued and unpaid interest to the redemption date.

At any time on or after December 15, 2030, we may, at our option, redeem the Bonds in whole or in part at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued interest to the redemption date.

We will send notice of any redemption at least 30 days, but not more than 60 days before the redemption date to each registered holder of the Bonds to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions of the Bonds called for redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

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“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York are generally authorized or required by law, regulation or executive order to remain closed.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds to be redeemed (assuming for this purpose, that the Bonds matured on December 15, 2030) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of Mizuho Securities USA LLC and Scotia Capital (USA) Inc. and their respective successors and affiliates, in each case, unless such entity ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

Additional Bonds

The Bonds offered hereby are designated as First Mortgage Bonds, 2.300% Series due 2031. We may from time to time, without the consent of the holders and subject to the conditions set forth in the Mortgage, issue additional bonds of this series. Any such additional bonds will have the same terms and the same CUSIP number as, and on this basis will be fungible with, the Bonds being offered hereby.

Sinking Fund

There is no provision for a sinking fund applicable to the Bonds.

Form

We will issue the Bonds in the form of one or more global bonds in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global bonds will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (Exchange Act). DTC holds and provides asset servicing for (over 3.5 million issues of) U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly

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(indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the Bonds by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Purchases of Bonds under the DTC system must be made by or through direct participants, which will receive a credit for the Bonds in DTC’s records. The ownership interest of each actual purchaser of Bonds is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Bonds will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

To facilitate subsequent transfers, all Bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global bonds from any beneficial owner or otherwise.

Redemption notices shall be sent to DTC. If less than all of the Bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

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So long as DTC’s nominee is the registered owner of the global bonds, such nominee for all purposes will be considered the sole owner or holder of the Bonds for all purposes under the Mortgage. Except as provided below, beneficial owners will not be entitled to have any of the Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Bonds in definitive form and will not be considered the owners or holders thereof under the Mortgage.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the global bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the Bonds at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the Bonds has occurred and is continuing, Bonds certificates in fully registered form are required to be printed and delivered to beneficial owners of the global bonds representing such Bonds.

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Bonds to or receiving interests in the Bonds from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of interests in the Bonds received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Bonds settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Bonds by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Neither we, the trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the Bonds, or payments to, or the providing of notice to direct participants or beneficial owners.

Security

The Bonds will be secured, together with all other bonds now or hereafter issued, under the Mortgage, as amended and supplemented from time to time, including by means of supplemental indentures setting forth the terms of first mortgage bonds issued

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under the Mortgage or the description of after-acquired property that has become subject to the lien of the Mortgage, by a first lien (subject to the conditions and limitations in the instruments through which the Company claims title to its properties and excepted encumbrances under the Mortgage) on substantially all of the Company’s properties and franchises, other than the following:

(i)         cash, shares of stock and obligations (including bonds, notes and other securities) not specifically pledged, paid, deposited or delivered under the Mortgage;

(ii)        goods and equipment acquired for the purpose of sale or resale in the ordinary course of the Company’s business or for consumption in the operation of any of the Company’s properties;

(iii)       materials, supplies and construction equipment; and

(iv)       judgments, accounts and choses in action, the proceeds of which the Company is not obligated to deposit with the trustee under the Mortgage.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above). However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the Mortgage. The after-acquired property clause may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the federal bankruptcy code.

Under New Jersey law, unless the State of New Jersey has made a valid conveyance, it owns in fee simple for the benefit of the public schools all lands now or formerly flowed by the tide up to the mean high-water line. However, formerly tidal-flowed lands that were not tidal-flowed at any time for 40 years, were not subject to the State’s claim unless the State had asserted a claim between November 1, 1981 and November 2, 1982. The Company believes that it has good title to any of its properties that may be subject to the State’s claim and will vigorously defend its title, or will obtain grants from the State as may ultimately be required. The Company believes that it has obtained all necessary grants from the State for its properties along the Delaware River. Assuming that all of the State’s claims were determined adversely to the Company, they would relate to land which would amount to less than one percent of net utility plant.

The trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses.

Issuance of Additional Bonds

Subject to the limitations described in the following paragraphs, the Company may issue additional first mortgage bonds ranking equally with all outstanding first mortgage bonds in an aggregate amount of up to:

(i)         65% of the cost or the then fair value to the Company (whichever is less) of property additions the Company has constructed or acquired after June 30, 1950;

(ii)        the amount of cash deposited with the trustee to serve as collateral against which additional first mortgage bonds may be issued; and

(iii)       the aggregate principal amount of previously issued first mortgage bonds that have been paid, retired, redeemed or cancelled, or for the purchase, payment or redemption of which the required funds shall have been deposited with the trustee, and that the Company has not previously used as the basis for the authentication and delivery of first mortgage bonds, the withdrawal of cash, or the release of property.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity, but do not include property that the Company acquired to replace other property that it retired. If the Company acquires property that is subject to a lien prior to the lien of the Mortgage, under certain circumstances the Company may incur additional indebtedness secured by that lien.

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Affirmative Covenants

The Mortgage contains certain affirmative covenants, including, without limitation: (a) corporate existence; (b) maintenance of insurance; (c) payment of taxes; (d) maintenance of properties; (e) payment of principal and interest on all first mortgage bonds outstanding under the Mortgage; (f) compliance with all valid requirements of any governmental authority relative to any mortgaged and pledged property; and (g) real estate filings.

Events of Default

“Events of Default” (or “completed defaults” when used in the Mortgage with respect to all first mortgage bonds issued thereunder) mean any of the following: (a) failure to pay any principal when due; (b) failure to pay interest when due, subject to a 90-day grace period; (c) failure to pay principal, premium, if any, or interest on any prior lien bonds, beyond any applicable grace period specified in the prior lien; (d) the occurrence of certain events relating to the Company’s bankruptcy or reorganization under bankruptcy or similar laws; (e) failure to perform any other covenant, agreement or condition in the Mortgage, subject to a 90-day grace period; and (f) failure to provide money for the redemption of first mortgage bonds called for redemption by the Company.

Upon the occurrence of any completed default, the trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the trustee shall, declare all outstanding first mortgage bonds immediately due and payable. If, before any sale of the mortgaged property, all interest in arrears has been paid and all defaults have been cured, the holders of a majority in principal amount of the outstanding first mortgage bonds may annul such declaration.

If a completed default occurs and is continuing, the trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the trustee shall, enforce the lien of the Mortgage by foreclosing on the mortgaged property.

The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the mortgaged property, or for the appointment of a receiver or any other proceedings under the Mortgage, provided that such direction is accordance with applicable law and the terms of the mortgage and, provided further, that the holders have no right to involve the trustee in any proceeding without offering the trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein.

The laws of the State of New Jersey and the Commonwealth of Pennsylvania, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the United States Internal Revenue Code of 1986, as amended (the Code), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (IRS) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary deals only with beneficial owners of Bonds that acquire the Bonds for cash in this offering at their issue price (generally, the first price at which a substantial amount of the Bonds are sold for money to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the Bonds as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, nor does it address tax considerations applicable to beneficial owners that may be subject to special tax rules, such as banks and financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, governments or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, non-United States trusts or estates with United States beneficiaries, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax and taxpayers subject to the alternative minimum tax. This summary also does not discuss Bonds held as part of a hedge, straddle, synthetic security, constructive sale transaction or conversion transaction, situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar or situations where a United States Holder (as defined below) holds a Bond through a bank, financial institution or other entity or a branch thereof, that is located, organized or resident outside the United States. Moreover, the effect of any United States federal non-income taxes (such as estate or gift taxes) and any state, local or non-United States tax laws or tax treaties are not discussed. The following discussion assumes that the Bonds will be issued with no (or de minimis) original issue discount. If, however, a Bond’s stated principal amount exceeds its issue price by an amount that is greater than or equal to a specified de minimis amount, as determined under applicable Treasury regulations, a United States Holder would be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

In the case of a beneficial owner of Bonds that is classified as a partnership for United States federal income tax purposes, the tax treatment of the Bonds to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Bonds, then you should consult your own tax advisors about the United States federal income tax consequences to you of the purchase, ownership and disposition of the Bonds by the partnership.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of Bonds should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under any other federal tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty, and the possible effects of changes in United States federal tax laws, or in any applicable tax treaty.

Effect of Certain Contingencies

In certain circumstances, we may be required to pay amounts in excess of stated interest and principal on the Bonds. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments” (CPDIs) in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. However, under these Treasury regulations, one or more contingencies will not cause a series of the Bonds to be treated as CPDIs if, as of the issue date of such series of Bonds, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such excess amounts should be treated as remote and/or incidental and do not result in the Bonds being treated as CPDIs under applicable Treasury regulations.

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Our position that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the Bonds that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS may require a holder to accrue ordinary interest income on the Bonds at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Bonds as ordinary income rather than capital gain. Holders of Bonds should consult their own tax advisors regarding the tax consequences of the Bonds being treated as CPDIs. The remainder of this discussion assumes that the Bonds will not be treated as CPDIs for United States federal income tax purposes.

United States Holders

The following is a summary of certain United States federal income tax considerations for a United States Holder. For purposes of this summary, the term “United States Holder” means a beneficial owner of a Bond that is, for United States federal income tax purposes:

•             an individual who is a citizen or a resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•             a corporation, or any other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•             an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•             a trust, if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in place under applicable Treasury regulations to be treated as a domestic trust for United States federal income tax purposes.

Taxation of stated interest on a Bond

Stated interest on a Bond generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.

Sale, exchange, redemption, retirement or other taxable disposition of a Bond

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Bond, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount realized on the disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the Bond. A United States Holder’s adjusted tax basis in a Bond generally will equal the cost of the Bond to such United States Holder, reduced by any principal payments on the Bond received by such United States Holder. Any such gain or loss generally will be long-term capital gain or loss if, at the time of such disposition, the United States Holder has held the Bond for more than one year. Individuals and other non-corporate taxpayers are, under certain circumstances, subject to United States federal income tax on long-term capital gains at a reduced tax rate. The deductibility of capital losses is subject to limitations. Each United States Holder should consult its own tax advisors as to the deductibility of capital losses in its particular circumstances.

Information reporting and backup withholding

In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Bond to certain United States Holders, except in the case of an exempt recipient (such as a corporation). The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, with respect to the foregoing amounts if (1) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a notified payee underreporting described in section 3406(c) of the Code or (4) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code. Backup

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withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability, if any, and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the effect, if any, of the backup withholding rules on their particular circumstances.

Medicare contribution tax

An additional 3.8% tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income (including interest paid on a Bond) and its net gains from the disposition of Bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the Bonds.

Non-United States Holders

The following is a summary of certain United States federal income tax considerations for a non-United States Holder. For purposes of this summary, the term “non-United States Holder” means a beneficial owner of a Bond that is, for United States federal income tax purposes not a United States Holder.

The following discussion assumes that no item of income, gain, deduction or loss derived by any non-United States Holder in respect of the Bonds at any time is effectively connected with the conduct of a United States trade or business. Non-United States Holders with any item of income, gain, deduction or loss in respect of the Bonds that is effectively connected with the conduct of a United States trade or business should consult their own tax advisors regarding the United States federal income and branch profits tax consequences of the purchase, ownership and disposition of the Bonds.

 Payment of interest

Subject to the discussions on backup withholding and FATCA, interest paid on a Bond by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption” provided that (1) the non-United States Holder does not, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (3) the non-United States Holder is not a bank that acquired the Bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (4) either (a) the non-United States Holder provides to us or our paying agent an applicable properly completed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and any applicable attachments, signed under penalties of perjury, that includes its name and address and that certifies that it is not a United States person or in the case of an individual, that the person is neither a citizen or a resident (for United States federal income tax purposes) of the United States, in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or applicable successor form) has been received by it from the non-United States Holder or (c) the non-United States Holder holds its Bonds through a “qualified intermediary” and the qualified intermediary furnishes a copy to us or our agent of a properly executed IRS Form W-8IMY (or applicable successor form) and any applicable attachments on behalf of itself (which may, in some circumstances, include a withholding statement and applicable underlying IRS forms sufficient to establish that the non-United States Holder is not a United States Holder). This certification requirement may be satisfied with other documentary evidence in the case of a Bond held as an offshore obligation or through certain foreign intermediaries, if certain requirements are met. If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such non-United States Holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the non-United States Holder provides us or our agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form) establishing an exemption from, or reduction of the withholding tax under the benefit of an applicable tax treaty.

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Sale, exchange, redemption, retirement or other disposition of a Bond

Subject to the discussions on backup withholding tax and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Bond (other than any amount representing accrued but unpaid interest on the Bond, which is subject to the rules discussed above under “—Payment of interest”). However, if a non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met, such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such non-United States Holder’s United States-source gain, which may be offset by certain United States-source losses.

Information reporting and backup withholding

The amount of interest on a Bond paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS, even if such non-United States Holder is exempt from the 30% withholding tax described above. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.

Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from a disposition of, a Bond, unless we or our paying agent know or have reason to know that the holder is a United States person. Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the taxable disposition (including a redemption or retirement) of a Bond are as follows:

•             If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

•             If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States Related Person”), a non-United States Holder will not be subject to backup withholding or information reporting.

•             If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, if any, and may entitle the non-United States Holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding under current Treasury regulations.

“FATCA” legislation

Sections 1471 through 1474 of the Code and the final Treasury regulations and official IRS guidance associated with such provisions (such provisions, regulations and guidance commonly known as FATCA) generally impose a United States federal withholding tax of 30 percent on interest income paid on a debt obligation to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (2) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally

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includes any United States person who directly or indirectly owns more than 10 percent of the entity or certifies that it does not have any substantial United States owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as the Bonds.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of Bonds, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

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UNDERWRITING

We are selling the Bonds to the underwriters named in the table below pursuant to an underwriting agreement dated the date hereof, and each of the underwriters has severally agreed to purchase from us the respective amount of the Bonds set forth opposite its name below:

Underwriter	Principal Amount
Mizuho Securities USA LLC	$98,000,000
Scotia Capital (USA) Inc.	98,000,000
CIBC World Markets Corp.	59,500,000
PNC Capital Markets LLC	59,500,000
KeyBanc Capital Markets Inc.	10,500,000
Siebert Williams Shank & Co., LLC	10,500,000
Blaylock Van, LLC	4,700,000
Drexel Hamilton, LLC	4,700,000
Great Pacific Securities	4,600,000
Total	$350,000,000

The obligations of the several underwriters to purchase the Bonds are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the Bonds if they purchase any of the Bonds. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Bonds may be terminated. The offering of the Bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.

We expect to deliver the Bonds on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (T + 5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the Bonds to the public at the public offering price on the cover page of this prospectus supplement, and may offer the Bonds to dealers at that price less a concession not to exceed 0.400% of the principal amount of the Bonds. The underwriters may allow, and the dealers may re-allow, a discount not to exceed 0.250% of the principal amount of the Bonds. After the initial public offering, the public offering price and other selling terms may be changed.

Our expenses associated with the offer and sale of the Bonds, excluding the underwriting discount, are estimated to be approximately $650,000 and will be payable by us.

New Issue of Bonds

The Bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the Bonds on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Bonds, the ability of the holders to sell their Bonds or the price at which holders will be able to sell their Bonds.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may engage in transactions that stabilize the price of the Bonds. These transactions may include purchases for the purpose of fixing or maintaining the price of the Bonds.

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The underwriters may create a short position in the Bonds in connection with the offering. That means they sell a larger principal amount of the Bonds than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase Bonds in the open market to reduce the short position.

If the underwriters purchase the Bonds to stabilize the price or to reduce their short position, the price of the Bonds could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the Bonds and any of such transactions may be discontinued at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility. In particular, the underwriters or their affiliates from time to time may hold our 4.35% first mortgage bonds due April 1, 2021, which will be refinanced at maturity with a portion of the net proceeds received by us from the sale of the Bonds. See “Use of Proceeds” in this prospectus supplement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For these purposes, a retail

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investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU, as amended, the Prospectus Regulation. No key information document required by Regulation (EU) No 1286/2014, as amended, the PRIIPs Regulation for offering or selling the Bonds or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared. Offering or selling the Bonds or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of Bonds in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

United Kingdom

The Bonds may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”); or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA (Financial Promotion) Order 2005, as amended, or Financial Promotion Order, (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

WARNING: The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to any offer of the Bonds. If recipients are in any doubt about any of the contents of this prospectus supplement, they should obtain independent professional advice.

The Bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571 of the laws of Hong Kong) (the SFO) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32 of the laws of Hong Kong (the CWUMPO) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Bonds has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No.25 of 1948, as amended) (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the SFA)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Bonds are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Bonds under Section 275 except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case or a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA; (3) where no consideration is or will be given for the transfer; (4) by operation of law; (5) as specified in Section 276(7) of the SFA; (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore; or (7) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (CMP Regulations 2018), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Bonds are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Bonds. The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or regulated multilateral trading facility) in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Bonds in Taiwan.

S-19

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Bonds for us, and certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Chicago, Illinois. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Exelon, Generation, ComEd, PECO, BGE, Pepco Holdings LLC, Pepco, DPL and ACE file combined reports under the Exchange Act. Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to ACE is incorporated by reference in this prospectus supplement and the accompanying prospectus. ACE does not make any representation as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than ACE in determining whether to invest in the Bonds. You can also find more information about us from the sources described below under “Documents Incorporated by Reference.”

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

•	ACE’s Annual Report on Form 10-K for the year ended December 31, 2020.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

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EXELON CORPORATION

Debt Securities
Common Stock Stock
Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares

EXELON GENERATION COMPANY, LLC

Debt Securities

COMMONWEALTH EDISON COMPANY

Debt Securities

PECO ENERGY COMPANY

Debt Securities

BALTIMORE GAS AND ELECTRIC COMPANY

Debt Securities

POTOMAC ELECTRIC POWER COMPANY

Debt Securities

DELMARVA POWER & LIGHT COMPANY

Debt Securities

ATLANTIC CITY ELECTRIC COMPANY

Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:

•	debt securities;

•	common stock;

•	stock purchase contracts;

•	stock purchase units;

•	preferred stock in one or more series;

•	depositary shares.

Exelon Generation Company, LLC (Generation) may use this prospectus to offer and sell from time to time:

•	debt securities

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:

•	debt securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:

•	debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:

•	debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:

•	debt securities

Delmarva Power & Light Company (DPL) may use this prospectus to offer and sell from time to time:

•	debt securities

Atlantic City Electric Company (ACE) may use this prospectus to offer and sell from time to time:

•	debt securities

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE sometimes refer to the securities listed above as the “Securities.”

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Exelon’s common shares are listed on the New York Stock Exchange and NYSE Chicago, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL or ACE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	Exelon with respect to Securities issued by Exelon.

•	Generation with respect to Securities issued by Generation.

•	ComEd with respect to Securities issued by ComEd.

•	PECO with respect to Securities issued by PECO.

•	BGE with respect to Securities issued by BGE.

•	Pepco with respect to Securities issued by Pepco.

•	DPL with respect to Securities issued by DPL.

•	ACE with respect to Securities issued by ACE.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.

We are not offering the Securities in any state where the offer is not permitted.

For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE include those factors discussed herein, as well as the items discussed in (1) the combined 2018 Annual Report on Form 10-K of Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22, Commitments and Contingencies; and (2) other factors discussed in filings with the SEC by each of the registrants.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Reports on Form 10-K of Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE as applicable, for the year ended December 31, 2018, filed with the SEC on February 8, 2019. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.

EXELON CORPORATION

Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged, through Generation, in the energy generation business, and through ComEd, PECO, BGE Pepco, DPL and ACE, in the energy delivery businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.

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EXELON GENERATION COMPANY, LLC

Generation, one of the largest competitive electric generation companies in the United States as measured by owned and contracted MW, physically delivers and markets power across multiple geographic regions through its customer-facing business, Constellation. Constellation sells electricity and natural gas, including renewable energy, in competitive energy markets to both wholesale and retail customers. Generation leverages its energy generation portfolio to ensure delivery of energy to both wholesale and retail customers under long-term and short-term contracts, and in wholesale power markets. Generation operates in well-developed energy markets and employs an integrated hedging strategy to manage commodity price volatility. Generation’s fleet also provides geographic and supply source diversity. Generation’s customers include distribution utilities, municipalities, cooperatives, financial institutions, and commercial, industrial, governmental, and residential customers in competitive markets. Generation’s customer-facing activities foster development and delivery of other innovative energy-related products and services for its customers.

Generation was formed in 2000 as a Pennsylvania limited liability company. Generation began operations as a result of a corporate restructuring, effective January 1, 2001, in which Exelon separated its generation and other competitive businesses from its regulated energy delivery businesses at ComEd and PECO. Generation’s principal executive offices are located at 300 Exelon Way, Kennett Square, Pennsylvania 19348, and its telephone number is 610-765-5959.

COMMONWEALTH EDISON COMPANY

ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in northern Illinois, including the City of Chicago.

ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 440 South LaSalle Street, Chicago, Illinois 60605, and its telephone number is 312-394-4321.

PECO ENERGY COMPANY

PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.

PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY

BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in central Maryland, including the City of Baltimore, as well as the purchase and regulated retail sale of natural gas and the provision of gas distribution services to retail customers in central Maryland, including the City of Baltimore.

BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.

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POTOMAC ELECTRIC POWER COMPANY

Pepco’s energy delivery business consists of the Purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.

Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.

DELMARVA POWER & LIGHT COMPANY

DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in portions of Maryland and Delaware, and the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services in northern Delaware.

DPL was incorporated in Delaware in 1909 and Virginia in 1979. DPL’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.

ATLANTIC CITY ELECTRIC COMPANY

ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electric distribution and transmission services in portions of southern New Jersey.

ACE was incorporated in New Jersey in 1924. ACE’s principal executive offices are located at 500 North Wakefield Drive Newark, Delaware 19702, and its telephone number is (202) 872-2000.

USE OF PROCEEDS

Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.

DESCRIPTION OF SECURITIES

Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

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PLAN OF DISTRIBUTION

We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.

In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

By Agents

Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.

By Underwriters or Dealers

If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.

If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Direct Sales

We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.

General Information

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and

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savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•	the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•	if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on the New York Stock Exchange, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.

In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.

We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.

Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

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Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.

Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Exelon, Generation, ComEd, PECO and BGE’s combined Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this prospectus by reference to Pepco, DPL and ACE’s combined Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Exelon, Generation, ComEd, PECO, BGE, Pepco, DPL and ACE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Exelon may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005. You may also obtain a copy of the registration statement at no cost by writing us at the following address:

Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street - 52nd Floor
P.O. Box 805398
Chicago, IL 60680-5398

This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained

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in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:

Exelon Corporation (Exchange Act File No. 1-16169)

•	The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•	Exelon’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Exelon’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	Exelon’s Current Reports on Form 8-K filed with the SEC on January 22, 2019, April 16, 2019, May 3, 2019, May 8, 2019 and July 15, 2019.

Exelon Generation Company, LLC (Exchange Act File No. 333-85496)

•	Generation’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Generation’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	Generation’s Current Reports on Form 8-K filed with the SEC on April 16, 2019 and May 8, 2019.

Commonwealth Edison Company (Exchange Act File No. 1-1839)

•	ComEd’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	ComEd’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	ComEd’s Current Reports on Form 8-K filed with the SEC on February 19, 2019 and July 15, 2019.

PECO Energy Company (Exchange Act File No. 000-16844)

•	PECO’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•	PECO’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019.
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Baltimore Gas and Electric Company (Exchange Act File No. 1-1910)

•	BGE’s Annual Report on Form 10-K for the year ended December 31, 2018; and

•	BGE’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019.

Potomac Electric Power Company (Exchange Act File No. 001-01072)

•	Pepco’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Pepco’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	Pepco’s Current Reports on Form 8-K filed with the SEC on June 13, 2019 and June 27, 2019.

Delmarva Power & Light Company (Exchange Act File No. 001-01405)

•	DPL’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	DPL’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	DPL’s Current Report on Form 8-K filed with the SEC on June 13, 2019.

Atlantic City Electric Company (Exchange Act File No. 001-03559)

•	ACE’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	ACE’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2019 and August 1, 2019; and

•	ACE’s Current Report on Form 8-K filed with the SEC on May 21, 2019.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 52nd Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

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$350,000,000

Atlantic City Electric Company

First Mortgage Bonds, 2.300% Series due March 15, 2031

PROSPECTUS SUPPLEMENT

March 3, 2021

Joint Book-Running Managers

Mizuho Securities

Scotiabank

CIBC Capital Markets

PNC Capital Markets LLC

Senior Co-Managers

KeyBanc Capital Markets

Siebert Williams Shank

Co-Managers

Blaylock Van, LLC

Drexel Hamilton

Great Pacific Securities